UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026 (August 7, 2026)

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A, New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters Vote of Security Holders

On August 7, 2026, Zeo Energy Corp. (the “Company”) conducted its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 35,399,972 shares of the Company’s Class A common stock and 22,880,000 shares of the Company’s Class V common stock, representing an aggregate of 58,279,972 shares of voting common stock issued and outstanding and eligible to vote as of the Annual Meeting record date of June 30, 2026. At the Annual Meeting, a quorum of 32,739,596 shares of common stock, or approximately 56.2% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement filed with the Securities and Exchange Commission on July 6, 2026.

The following actions were taken at the Annual Meeting:

1.	The Company’s stockholders elected five directors (each incumbent directors), each to serve until his/her successor is duly elected and qualified at the 2027 annual meeting of stockholders or until his/her earlier resignation or removal. The number of shares that were voted for the election of each director, that were withheld for the election of each director, and the number of broker non-votes for each director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Timothy Bridgewater	19,782,057	11,049,819	1,907,720
Dr. Abigail M. Allen	30,651,747	180,129	1,907,720
James P. Bensen	25,268,201	5,563,675	1,907,720
Neil Bush	30,701,773	130,103	1,907,720
Mark M. Jacobs	30,691,384	140,492	1,907,720

2.	The Company’s stockholders approved, in accordance with Nasdaq Listing Rule 5635(d), the potential future issuance of shares of the Company’s Class A common stock, equal to or in excess of 20% of (i) the number of outstanding shares of Class A common stock and Class V common stock, or (ii) the outstanding voting power of the Company, in each case as of June 9, 2026, pursuant to the terms of that certain Note Purchase Agreement, dated as of June 9, 2026, between the Company and White Lion Capital LLC and upon future conversion of promissory notes issued to White Lion Capital LLC thereunder. The number of shares that voted for, against, and abstained from voting for this proposal, and the number of broker non-votes, is summarized in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
30,729,468	89,973	12,435	1,907,720

3.	The Company’s stockholders ratified of the appointment by the Audit Committee of the Company’s board of directors of Tanner LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstained
32,489,138	148,550	101,908

4.	Proxies were solicited on behalf of the Board and a vote by ballot was taken for and the adjournment of the Annual Meeting to the extent there were insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstained
32,192,307	434,517	112,772

Sufficient votes were present at the Annual Meeting in person or by proxy, and therefore there was no need to adjourn the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 11, 2026	Zeo Energy Corp.

	By:	/s/ Timothy Bridgewater
	Name:	Timothy Bridgewater
	Title:	Chief Executive Officer

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